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EXHIBIT 3.1


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                                RETAIL PRO, INC.
                            (A DELAWARE CORPORATION)

                                      INTO

                              ISLAND PACIFIC, INC.
                            (A DELAWARE CORPORATION)

         Island Pacific, Inc., a Delaware corporation (the "Corporation"), does hereby certify to the following facts relating to the merger (the "Merger") of Retail Pro, Inc., a Delaware corporation (the "Subsidiary"), with and into the Corporation, with the Corporation remaining as the surviving corporation under the name of Retail Pro, Inc.:

         FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL.

         SECOND: The Corporation owns all of the outstanding shares of each class of capital stock of the Subsidiary.

         THIRD: The Board of Directors of the Corporation, by the following resolutions duly adopted on December 28, 2007, determined to merge the Subsidiary with and into the Corporation pursuant to Section 253 of the DGCL:

              WHEREAS, the Corporation owns all of the outstanding shares of the capital stock of Retail Pro, Inc., a Delaware corporation (the "Subsidiary"); and

              WHEREAS, the Board of Directors of the Corporation has deemed it advisable that the Subsidiary be merged with and into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware;

              NOW, THEREFORE, BE IT AND IT HEREBY IS

              RESOLVED, that the Subsidiary be merged with and into the Corporation (the "Merger"); and it is further

              RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of the Corporation shall remain unchanged and continue to remain outstanding as one share of capital stock of the Corporation, held by the person who was the holder of such share of capital stock of the Corporation immediately prior to the Merger; and it is further

              RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and it is further


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              RESOLVED, that the certificate of incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended to read in its entirety as follows:

                                    ARTICLE I

               The name of this corporation is "Retail Pro, Inc."

              RESOLVED, that Barry Schechter, as the Chief Executive Officer of the Corporation be and is hereby authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Corporation, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State for the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.

              RESOLVED, that the officers and directors of the Corporation are authorized and directed, by and on behalf of the Corporation, to take all other actions such officers and directors may deem necessary or appropriate to carry out the purpose of the foregoing resolutions.

              RESOLVED, that any actions taken by the officers and directors prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred hereby are ratified, confirmed and approved as the acts and deeds of the Corporation.

       FOURTH: The Corporation shall be the surviving corporation of the Merger.

       FIFTH: The certificate of incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended to read in its entirety as follows:

                                    ARTICLE I

               The name of this corporation is "Retail Pro, Inc."


                          [Signature on following page]


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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Ownership and Merger to be executed by its duly authorized officer this 28th day of December, 2007.

ISLAND PACIFIC, INC.


By: /s/ Barry Schechter
    -----------------------------
    Name: Barry Schechter
    Its: Chief Executive Officer